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                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made as of the 1st day of June, 2001, by and among DECATUR FIRST BANK (the "Bank"), a commercial bank and trust company; DECATUR FIRST BANK GROUP, INC., a bank holding company incorporated under the laws of the State of Georgia (the "Company") (collectively, the Bank and the Company are referred to hereinafter as the "Employer"), and JUDY B. TURNER, a resident of the State of Georgia (the "Executive").

                                    RECITALS:

         The Employer desires to employ the Executive as Chief Executive Officer of the Bank and of the Company and the Executive desires to accept such employment.

         In consideration of the above premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

1.       Definitions. Whenever used in this Agreement, the following terms and
         -----------
their variant forms shall have the meaning set forth below:

         1.1 "Agreement" shall mean this Agreement and any exhibits incorporated
              ---------
herein together with any amendments hereto made in the manner described in this Agreement.

         1.2 "Affiliate" shall mean any business entity which controls the
              ---------
Company, is controlled by or is under common control with the Company.

         1.3 "Area" shall mean the geographic area within a 15 mile radius of
              ----
the home office of Decatur First Bank. It is the express intent of the parties that the Area as defined herein is the area where the Executive performs services on behalf of the Employer under this Agreement.

         1.4 "Business of the Employer" shall mean the business conducted by the
              ------------------------
Employer, which is the business of commercial banking.

         1.5 "Cause" shall mean:
              -----

             1.5.1  With respect to termination by the Employer:

                    (a) A material breach of the terms of this Agreement by the
            Executive, including, without limitation, failure by the Executive to perform her duties and responsibilities in the manner and to the extent required under this Agreement, which remains uncured after the expiration of thirty (30) days following the delivery of written notice of such breach to the Executive by Employer. Such notice shall (i) specifically identify the duties that the Board of Directors of either the Company or the Bank believes the Executive has failed to perform, and (ii) state the facts upon which such Board of Directors made such determination;

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                           (b) Conduct by the Executive that amounts to fraud,
             dishonesty or willful misconduct in the performance of her duties and responsibilities hereunder that results in material financial harm to the Employer;

                           (c) Conviction of the Executive during the Term of
             this Agreement of a crime involving a felony; or

                           (d) Conduct by the Executive that results in removal
             from her position as an officer or executive of Employer pursuant to a written order by any regulatory agency with authority or jurisdiction over Employer.

         1.5.2    With respect to termination by the Executive:

                           (a) a material diminution in the powers,
             responsibilities or duties of the Executive hereunder or a material breach of the terms of this Agreement by Employer, which remains uncured after the expiration of thirty (30) days following the delivery of written notice of such breach to Employer by the Executive;

                           (b) a failure by the Board of Directors of the
             Company or of the Bank to nominate the Executive for reappointment to such Board of Directors at the expiration of the Executive's term on such Board of Directors; or

                           (c) a change in the reporting structure of the
             Company or of the Bank such that the Executive no longer directly reports to the Chairman of such Board of Directors or such that the holder of any position who normally reports to the Chief Executive Officer is directed by the Board of Directors of the Company or of the Bank to report regularly to a person other than the Executive.

         1.6      "Change of Control" means any one of the following events:
                   -----------------

                           (a) the acquisition by any person or persons acting
             in concert of the then outstanding voting securities of either the Bank or the Company, if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote twenty-five percent (25%) or more of any class of voting securities of either the Bank or the Company, as the case may be; except for any acquisition of voting securities by any employee benefit plan maintained by the Company.

                           (b) within any twelve-month period (beginning on or
             after the Effective Date) the persons who were directors of either the Bank or the Company immediately before the beginning of such twelve-month period (the "Incumbent Directors") shall cease to constitute at least a majority of such board of directors; provided that any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if that director were elected to such board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial

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             assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of
             1934) relating to the election of directors shall be deemed to be an Incumbent Director;

                           (c) a reorganization, merger or consolidation, with
             respect to which persons who were the stockholders of the Bank or of the Company, as the case may be, immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities; or

                           (d) the sale, transfer or assignment of all or
             substantially all of the assets of the Company and its subsidiaries to any third party unless the shareholders of the Company immediately after such transfer shall own more than 50% of the combined voting power of the transferee company or entity.

         1.7  "Company Information" means Confidential Information and Trade
               -------------------
Secrets.

         1.8  "Confidential Information" means data and information relating to
               ------------------------
the business of the Bank or of the Company (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Executive or of which the Executive became aware as a consequence of or through the Executive's relationship to the Employer and which has value to the Employer and is not generally known to its competitors. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Employer (except where such public disclosure has been made by the Executive without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

         1.9  "Disability" shall mean the inability of the Executive to perform
               ----------
each of her material duties under this Agreement for the greater of 90 days or the duration of the short-term disability period under the Employer's policy then in effect as certified by a physician chosen by the Employer and reasonably acceptable to the Executive.

         1.10 "Effective Date" shall mean June 1, 2001.
               --------------

         1.11 "Initial Term" shall mean that period of time commencing on the
               ------------
Effective Date and running until the close of business on the last business day immediately preceding the third anniversary of the Effective Date.

         1.12 "Term" shall mean the term of this Agreement and shall consist of
               ----
the Initial Term; provided, however, that the Initial Term shall automatically renew each day after the Effective Date so that the Term remains a three-year term until either party provides written notice to the other of the intent that the automatic renewals shall cease, in which case, the Term shall expire on the third anniversary of the date the written notice is so provided.

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         1.13 "Trade Secrets" means Employer information including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which:

                           (a) derives economic value, actual or potential, from
             not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and

                           (b) is the subject of efforts that are reasonable
             under the circumstances to maintain its secrecy.

2.       Duties.
         ------

         2.1  Position. The Executive is employed as the Chief Executive Officer
              --------
of the Bank and of the Company, subject to the direction of the Board of Directors of the Bank or of the Company or its designee(s), shall perform and discharge well and faithfully the duties which may be assigned to her from time to time by the Bank or the Company in connection with the conduct of its business. The duties and responsibilities of the Executive are set forth on Exhibit A attached hereto.

         2.2  Full-Time Status. In addition to the duties and responsibilities
              ----------------
specifically assigned to the Executive pursuant to Section 2.1 hereof, the Executive shall:

                           (a) devote substantially all of her time, energy and
            skill during regular business hours to the performance of the duties of her employment (reasonable vacations and reasonable absences due to illness excepted) and faithfully and industriously perform such duties;

                           (b) diligently follow and implement all reasonable
            and lawful management policies and decisions communicated to her by the Board of Directors of either the Bank or the Company; and

                           (c) timely prepare and forward to the Board of
            Directors of either the Bank or the Company all reports and accountings as may be requested of the Executive.

         2.3  Permitted Activities. The Executive shall devote her entire
              --------------------
business time, attention and energies to the Business of the Employer and shall not during the Term be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Executive from:

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                         (a)  investing her personal assets in businesses which
             (subject to clause (b) below) are not in competition with the Business of the Employer and which will not require any services on the part of the Executive in their operation or affairs and in which her participation is solely that of an investor unless prior approval is granted by the board;

                         (b) purchasing securities in any corporation whose securities are regularly traded provided that such purchase shall not result in her collectively owning beneficially at any time one percent (1%) or more of the equity securities of any business in competition with the Business of the Employer; and

                         (c) participating in civic and professional affairs and organizations and conferences, preparing or publishing papers or books or teaching.

3.       Term and Termination.
         --------------------

         3.1    Term. This Agreement shall remain in effect for the Term, until
                ----
either party gives written notice to the other of its intent that the automatic daily renewal of this Agreement shall cease. In such event, this Agreement shall terminate at the end of the remaining Term then in effect.

         3.2    Termination.  During the Term, the employment of the Executive
                -----------
under this Agreement may be terminated only as follows:

                3.2.1    By the Employer:

                         (a) For Cause, upon written notice to the Executive stating the grounds for termination where the notice has been approved by a resolution passed by two-thirds of the directors of either the Bank or the Company then in office;

                         (b) Without Cause at any time, provided that the Bank or the Company shall give the Executive sixty (60) days' prior written notice, which has been approved by a resolution passed by more than 50% of the directors of either the Bank or the Company then in office, of its intent to terminate ; or

                         (c) Upon the Disability of Executive at any time, provided that the Employer shall give the Executive sixty (60) days' prior written notice of its intent to terminate.

                  3.2.2  By the Executive:

                         (a) For Cause, provided that the Executive shall give the Employer sixty (60) days' prior written notice of her intent to terminate;

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                (b) Without Cause or upon the Disability of the Executive, provided that the Executive shall give the Employer sixty (60) days' prior written notice of her intent to terminate; or

                (c) For any reason within six (6) months following a Change of Control; provided that the Executive shall give the Employer not less than sixty (60) days prior written notice of her intent to terminate within said six-month period.

          3.2.3 At any time upon mutual, written agreement of the parties.

          3.2.4 The Term shall end automatically upon the Executive's death.

          3.2.5 Notwithstanding anything in this Agreement to the contrary, if written notice is properly given, the Agreement shall be terminated at the expiration of the Term then in effect.

     3.3  Effect of Certain Terminations. Upon termination of the Executive's
          ------------------------------
employment under this Agreement by the Employer pursuant to Section 3.2.1(b) or
Section 3.2.1(c) or upon a resignation by the Executive pursuant to Section 3.2.2(a), the Employer shall pay the Executive a monthly amount for each of the next succeeding twelve (12) months, as severance pay and liquidated damages, equal to the sum of (a) her monthly base rate of pay plus (b) an amount equal to one-twelfth of the annual bonus paid to the Executive for the immediately preceding calendar year. The payments under this section shall cease in the event of Executive's death. Such monthly payments shall be paid in cash on the first day of each month for which the payment is due. In addition, the Employer shall reimburse the Executive on a monthly basis for COBRA premiums actually paid by her (and any of her qualified beneficiaries) in electing COBRA continuation coverage under the Employer's group health plan; provided, however, that the Employer's liability to reimburse shall not exceed 150% of the actual monthly cost of covering the Executive and eligible dependents (counting both Employer expense and Executive contributions) at the time of her termination of employment (the "COBRA Reimbursement Obligation"). Finally, the Employer shall reimburse the Executive for the premiums of her existing individual life insurance policy and her existing individual long-term disability insurance policy maintained pursuant to Section 4.7 for each premium due date that falls in the regular course on any date prior to the one-year anniversary of her employment termination/resignation date (the "Insurance Reimbursement Obligation"). Except as otherwise provided in this Section, the Employer shall have no further obligations to the Executive or the Executive's estate with respect to this Agreement. Nothing contained herein shall limit or impinge upon any other rights or remedies of the Employee or the Executive under any other agreement or plan to which the Executive is a party or of which the Executive is a beneficiary. To be entitled to the compensation and benefits under this
Section 3.3, Executive shall execute a general release of all claims in the form acceptable to the company.

     3.4  Effect of Change of Control. If the Executive terminates her
          ---------------------------
employment with the Employer under Section 3.2.2(c), the Executive, or in the event of her subsequent death, her designated beneficiaries or her estate, as the case may be, shall receive, as liquidated damages, in

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lieu of all other claims, a severance payment equal to three (3) times the
Executive's then current Base Salary and annual bonus paid to the Executive for the calendar year immediately preceding the year in which the termination occurs, such amounts to be paid in full on the last day of the month following the date of termination. In addition, the Employer shall also provide reimbursements to the Executive under the COBRA Reimbursement Obligation and Insurance Reimbursement Obligation described under Section 3.3 for the one-year period following her employment termination.

     In no event shall the payment(s) described in this Section 3.4 exceed the amount permitted by Section 280G of the Internal Revenue Code, as amended (the "Code"). Therefore, if the aggregate present value (determined as of the date of the Change of Control in accordance with the provisions of Section 280G of the
Code) of both the severance payment and all other payments to the Executive in the nature of compensation under this Agreement or any other plan, program or arrangement which are contingent on a change in ownership or effective control of the Bank or the Company or in the ownership of a substantial portion of the assets of the Bank or the Company (the "Aggregate Severance") would result in a "parachute payment," as defined under Section 280G of the Code, then the Aggregate Severance shall not be greater than an amount equal to 2.99 multiplied by Executive's "base amount" for the "base period, " as those terms are defined under Section 280G. In the event the Aggregate Severance is required to be reduced pursuant to this Section 3.4, the Executive shall be entitled to determine which portions of the Aggregate Severance are to be reduced so that the Aggregate Severance satisfies the limit set forth in the preceding sentence. Notwithstanding any provision in this Agreement, if the Executive may exercise her right to terminate employment under Section 3.2.2(a) or under Section 3.2.2(c), the Executive may choose which provision shall be applicable.

     3.6  Effect of Termination. Upon termination of the Executive's employment
          ---------------------
or Executive's resignation under this Agreement for any other reason specified under Section 3.2 except those identified in Sections 3.3 and 3.4, the Employer shall have no further obligations to the Executive or the Executive's estate with respect to this Agreement, except for the payment of salary and bonus amounts, if any, accrued pursuant to Sections 4.1 and 4.2 hereof and unpaid as of the effective date of the termination of employment or resignation, as the case may be. Nothing contained herein shall limit or impinge upon any other rights or remedies of the Employee or the Executive under any other agreement or plan to which the Executive is a party or of which the Executive is a beneficiary.

4.   Compensation. The Executive shall receive the following salary and benefits
     ------------
during the Term, except as otherwise provided below:

     4.1  Base Salary. The Executive shall be compensated at an amount set by
          -----------
the Board annually (the "Base Salary"). The obligation for payment of Base Salary shall be apportioned between the Company and the Bank as they may agree from time to time in their sole discretion. The Executive's Base Salary shall be reviewed by the Board of Directors of the Bank and the Company at least annually, and the Executive shall be entitled to receive annually an increase in such amount, if any, as may be determined by the Board of Directors of the Bank or the Company based on its evaluation of Executive's performance. Base Salary shall be payable in accordance with the Employer's normal payroll practices.

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     4.2  Incentive Compensation. Within ninety (90) days following the end of
          ----------------------
each calendar year of the Employer, the Employer shall pay the Executive a cash bonus equal to a percentage of the Company's audited consolidated pre-tax net income. The Company's audited consolidated pre-tax net income shall be determined by the Company's independent accountants. This percentage shall be determined by the Board each year during the Term, provided that for 2001, the percentage shall be five percent (5%) and for calendar years 2002 and 2003 the percentage shall not be less than three percent (3%). The Executive shall also be entitled to participate in such other bonus, incentive and other executive compensation programs as are made available to senior management of the Employer from time to time.

     4.3  Automobile. During the Term of this Agreement, the Employer will
          ----------
provide Executive with an automobile of a type to be determined by the Board of Directors of the Bank or the Company, suitable for Executive's business use. During the Term, the Employer will pay the expenses associated with operating and maintaining this vehicle, including, without limitation, lease payments (if any), maintenance expenses, insurance premium, and fuel costs. The Employer agrees to replace such automobile not less than every two years with a current year model. Not less frequently than once annually, Executive will make a good faith allocation between business and personal use of such vehicle as required by Internal Revenue Service guidelines.

     4.4  Business Expenses; Memberships. The Employer specifically agrees to
          ------------------------------
reimburse the Executive for and gross up this amount to cover all applicable payroll taxes for:

          (a) reasonable and necessary business (including travel) expenses incurred by her in the performance of her duties hereunder, as approved by the Board of Directors of either the Bank or the Company; and

          (b) the dues and business related expenditures, including initiation fees, associated with membership in a single country club as selected by the Executive and in professional associations which are commensurate with her position; provided, however, that the Executive shall, as a condition of reimbursement, submit verification of the nature and amount of such expenses in accordance with reimbursement policies from time to time adopted by the Employer and in sufficient detail to comply with rules and regulations promulgated by the Internal Revenue Service.

     4.5  Vacation. On a non-cumulative basis, the Executive shall be entitled
          --------
to four (4) weeks of vacation in each successive twelve-month period during the Term, during which her compensation shall be paid in full.

     4.6  Individual Insurance Coverages. During the Term, the Employer will
          ------------------------------
reimburse the Executive for the premiums of an individual life insurance policy providing term life insurance coverage with a death benefit of $500,000, payable to such beneficiary or beneficiaries as the Executive may designate. The Employer also will reimburse the Executive for the premiums of an individual long-term disability policy subject to the limitation of her current policy.

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     4.7  Benefits. In addition to the benefits specifically described in this
          --------
Agreement, the Executive shall be entitled to such benefits as may be available from time to time to executives of the Bank similarly situated to the Executive provided such benefits shall not duplicate the benefits provided otherwise under this Agreement. All such benefits shall be awarded and administered in accordance with the Bank's standard policies and practices. Such benefits may include, by way of example only, profit-sharing plans, retirement or investment funds, dental, health, life and disability insurance benefits and such other benefits as the Bank deems appropriate.

     4.8  Withholding. The Employer may deduct from each payment of compensation
          -----------
hereunder all amounts required to be deducted and withheld in accordance with applicable federal and state income, FICA and other withholding requirements.

5.   Company Information.
     -------------------

     5.1  Ownership of Company Information. All Company Information received or
          --------------------------------
developed by the Executive while employed by the Employer will remain the sole and exclusive property of the Employer.

     5.2  Obligations of the Executive. The Executive agrees:
          ----------------------------

          (a) to hold Company Information in strictest confidence;

          (b) not to use, duplicate, reproduce, distribute, disclose or otherwise disseminate Company Information or any physical embodiments of Company Information; and

          (c) in any event, not to take any action causing or fail to take any action necessary in order to prevent any Company Information from losing its character or ceasing to qualify as Confidential Information or a Trade Secret.

In the event that the Executive is required by law to disclose any Company Information, the Executive will not make such disclosure unless (and then only to the extent that) the Executive has been advised by independent legal counsel that such disclosure is required by law and then only after prior written notice is given to the Company when the Executive becomes aware that such disclosure has been requested and is required by law. This Section 5 shall survive for a period of twelve (12) months following termination of this Agreement for any reason with respect to Confidential Information, and shall survive termination of this Agreement for any reason for so long as is permitted by applicable law, with respect to Trade Secrets.

     5.3  Delivery upon Request or Termination. Upon request by the Employer,
          ------------------------------------
and in any event upon termination of her employment with the Employer, the Executive will promptly deliver to the Employer all property belonging to the Employer, including, without limitation, all Company Information then in her possession or control.

6.   Non-Competition.  The Executive agrees that during her employment by the
     ---------------
Bank hereunder and, in the event of her termination:

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  .  by the Employer for Cause pursuant to Section 3.2.1(a) or,
  . by the Executive with or without Cause pursuant to Section 3.2.2(a) or (b), as applicable for a period of twelve (12) months after such termination, she will not (except on behalf of or with the prior written consent of the Employer), within the Area, either directly or indirectly, on her own behalf or in the service or on behalf of others, as an executive employee or in any other capacity which involves duties and responsibilities similar to those undertaken for the Employer, engage in any business which is the same as the Business of the Employer.

7.   Non-Solicitation of Customers. The Executive agrees that during her
     -----------------------------
employment by the Employer hereunder and, in the event of her termination:

  . by the Employer for Cause pursuant to Section 3.2.1(a) or, . by the Executive with or without Cause pursuant to Section 3.2.2(a) or (b), as applicable

for a period of twelve (12) months after such termination, she will not (except on behalf of or with the prior written consent of the Employer), within the Area, on her own behalf or in the service or on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate, any business from any of the Employer's customers, including actively sought prospective customers, with whom the Executive has or had material contact during the last two (2) years of her employment, for purposes of providing products or services that are competitive with the Business of the Employer.

8.   Non-Solicitation of Employees. The Executive agrees that during her
     -----------------------------
employment by the Employer hereunder and, in the event of her termination:

  . by the Employer for Cause pursuant to Section 3.2.1(a), or . by the Executive with or without Cause pursuant to Section 3.2.2(a) or (b), as applicable

for a period of twelve (12) months after such termination, she will not, within the Area, on her own behalf or in the service or on behalf of others, solicit or recruit or attempt to solicit or recruit, any employee of the Employer or its Affiliates to another person or entity providing products or services that are competitive with the Business of the Employer, whether or not:

  .  such employee is a full-time employee or a temporary employee of the
       Employer or its Affiliates,
  . such employment is pursuant to written agreement, and . such employment is for a determined period or is at will.

9.   Remedies. The Executive agrees that the covenants contained in Sections
     --------
5 through 8 of this Agreement are of the essence of this Agreement; that each of the covenants is reasonable and necessary to protect the business, interests and properties of the Employer, and that irreparable loss and damage will be suffered by the Employer should she breach any of the covenants. Therefore, the Executive agrees and consents that, in addition to all the remedies provided by law or in equity, the Employer shall be entitled to a temporary restraining order and temporary and permanent

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injunctions to prevent a breach or contemplated breach of any of the covenants.
The Employer and the Executive agree that all remedies available to the Employer or the Executive, as applicable, shall be cumulative.

10.  Severability. The parties agree that each of the provisions included in
     ------------
this Agreement is separate, distinct and severable from the other provisions of this Agreement and that the invalidity or unenforceability of any Agreement provision shall not affect the validity or enforceability of any other provision of this Agreement. Further, if any provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between the provision and any applicable law or public policy, the provision shall be redrawn to make the provision consistent with and valid and enforceable under the law or public policy.

11.  No Set-Off by the Executive. The existence of any claim, demand, action or
     ---------------------------
cause of action by the Executive against the Employer, or any Affiliate of the Employer, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of any of its rights hereunder.

12.  Notice. All notices and other communications required or permitted under
     ------
this Agreement shall be in writing and, if mailed by prepaid first-class mail or certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the postmarked date thereof. In addition, notices hereunder may be delivered by hand or overnight courier, in which event the notice shall be deemed effective when delivered. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

          (i)     If to the Employer, to it at:
                  1120 Commerce Drive
                  Decatur, Georgia 30030

          (ii)    If to the Executive, to her at:
                  2538 Manor Walk
                  Decatur, Georgia 30030

13.  Assignment. Neither party hereto may assign or delegate this Agreement or
     ----------
any of its rights and obligations hereunder without the written consent of the other party to this Agreement.

14.  Waiver. A waiver by one party to this Agreement of any breach of this
     ------
Agreement by the other party to this Agreement shall not be effective unless in writing, and no waiver shall operate or be construed as a waiver of the same or another breach on a subsequent occasion.

15.  Arbitration. Any controversy or claim arising out of or relating to this
     -----------
contract, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered only in the State Court of DeKalb County or the federal court for the Northern District of Georgia. The Employer and the Executive agree to share equally the fees and expenses associated with the arbitration proceedings. Executive must initial here: _____

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16.  Attorneys' Fees. In the event that the parties have complied with this
     ---------------
Agreement with respect to arbitration of disputes and litigation ensues between the parties concerning the enforcement of an arbitration award, the party prevailing in such litigation shall be entitled to receive from the other party all reasonable costs and expenses, including without limitation attorneys' fees, incurred by the prevailing party in connection with such litigation, and the other party shall pay such costs and expenses to the prevailing party promptly upon demand by the prevailing party.

17.  Applicable Law. This Agreement shall be construed and enforced under and in
     --------------
accordance with the laws of the State of Georgia. The parties have agreed that any appropriate state court located in DeKalb County, Georgia shall have jurisdiction of any case or controversy arising under or in connection with this Agreement and shall be a proper forum in which to adjudicate such case or controversy. The parties consent to the jurisdiction of any such court.

18.  Interpretation. Words importing any gender include all genders. Words
     --------------
importing the singular form shall include the plural and vice versa. The terms "herein", "hereunder", "hereby", "hereto", "hereof" and any similar terms refer to this Agreement. Any captions, titles or headings preceding the text of any article, section or subsection herein are solely for convenience of reference and shall not constitute part of this Agreement or affect its meaning, construction or effect.

19.  Entire Agreement. This Agreement embodies the entire and final agreement of
     ----------------
the parties on the subject matter stated in this Agreement. No amendment or modification of this Agreement shall be valid or binding upon the Employer or the Executive unless made in writing and signed by both parties. All prior understandings and agreements with respect to Executive's employment by the Company and the Bank, including, but not limited to, that certain prior employment agreement among the parties dated June 1, 1996, relating to the subject matter of this Agreement are hereby expressly terminated.

20.  Rights of Third Parties. Nothing herein expressed is intended to or shall
     -----------------------
be construed to confer upon or give to any person, firm or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

21.  Survival. The obligations of the Executive pursuant to Sections 5, 6, 7, 8
     --------
and 9 shall survive the termination of the employment of the Executive hereunder for the period designated under each of those respective sections.

22.  Joint and Several. The obligations of the Bank and the Company to Executive
     -----------------
hereunder shall be joint and several.

         IN WITNESS WHEREOF, the Employer and the Executive have executed and delivered this Agreement as of the date first shown above.

                                           DECATUR FIRST BANK:

                                           By: /s/ M. Bobbie Bailey
                                              ----------------------------------
                                           Print Name: M. Bobbie Bailey
                                                      --------------------------
                                           Title: Director, Chair Personnel
                                                  Committee


                                           DECATUR FIRST BANK GROUP, INC.:

                                           By: /s/ M. Bobbie Bailey
                                              ----------------------------------
                                           Print Name: M. Bobbie Bailey
                                                      --------------------------
                                           Title: Director, Chair Personnel
                                                  Committee


                                           THE EXECUTIVE:

                                           /s/ Judy B. Turner            8/14/01
                                           -------------------------------------

                                    Exhibit A
                                    ---------

                             Duties of the Executive
                             -----------------------

The duties of the Executive shall include, in addition to any other duties assigned from time to time to the Executive by the Board of Directors of the Bank or the Company or their respective designees, the following:

     . Foster a corporate culture that promotes ethical practices, encourages individual integrity, fulfills social responsibility, and is conducive to attracting, retaining and motivating a diverse group of top-quality employees at all levels.

     . Work with the Board(s) to develop a long-term strategy for the Employer that creates shareholder value.

     . Develop and recommend to the Board(s) annual business plans and budgets that support the Employer's long-term strategy.

     .    Manage the day-to-day business affairs of the Employer appropriately.

     . Use best efforts to achieve the Employer's financial and operating goals and objectives.

     . Improve the quality and value of the products and services provided by the Employer.

     . Ensure that the Employer maintains a satisfactory competitive position within its industry.

     . Develop an effective management team and an active plan for its development and succession.

     .    Implement major corporate policies.